Exhibit 99.1

FOREST OIL CORPORATION
INTRODUCTION TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On October 3, 2013, Forest Oil Corporation (“Forest”), together with its wholly-owned subsidiary, Forest Oil Permian Corporation, entered into an Agreement for Purchase and Sale of Assets with Templar Energy LLC (“Templar”). Pursuant to the purchase and sale agreement, Forest agreed to sell to Templar oil and gas properties located in the Texas Panhandle Area (the “Panhandle Oil and Gas Assets”) and various other related assets (together with the Panhandle Oil and Gas Assets, the “Panhandle Assets”). The transaction closed on November 25, 2013. The sales price of the Panhandle Assets was $1 billion, which was adjusted at closing to $944 million in order to, among other things, reflect an economic effective date of October 1, 2013 and to account for title defects. The net proceeds do not include $44 million which Forest may receive as consents-to-assign are received and post-closing title curative work is completed. In addition, $10 million remains in escrow to support post-closing indemnities that Forest owes to Templar under the terms of the purchase and sale agreement. Any amounts remaining in escrow at the one-year anniversary of the closing will be paid to Forest. Forest used proceeds of the transaction to (i) redeem $700 million aggregate principal amount of its 7½% Senior Notes due 2020 (the “7½% Notes”) and its 7¼% Senior Notes due 2019 (the “7¼ Notes”), and (ii) pay off the outstanding balance on its credit facility of $137 million.

On January 2, 2013, Forest, together with two of its wholly-owned subsidiaries, Forest Oil Permian Corporation and Forcenergy Onshore Inc., entered into an Agreement for Purchase and Sale of Assets with Hilcorp Energy I, L.P. (“Hilcorp”). Pursuant to the purchase and sale agreement, Forest agreed to sell to Hilcorp oil and gas properties located in the State of Texas (the “Texas Oil and Gas Assets”) and various other related assets (together with the Texas Oil and Gas Assets, the “Texas Assets”). The transaction closed on February 15, 2013. The sales price of the Texas Assets was $325 million, which was subject to customary adjustments to reflect an economic effective date of January 1, 2013. Forest received $16 million of the sales price as a deposit upon execution of the purchase and sale agreement, $291 million at closing, and $14 million after closing once certain third-party consents were received, for total net proceeds of $321 million. Forest used the proceeds to redeem the remaining $300 million principal amount then outstanding of its 8½% Senior Notes due 2014 (the “8½% Notes”).

On October 11, 2012, Forest entered into an Agreement for Purchase and Sale of Assets with Texas Petroleum Investment Company (“TPIC”). Pursuant to the purchase and sale agreement, Forest agreed to sell to TPIC oil and gas properties located in the State of Louisiana (the “Louisiana Oil and Gas Assets,” and together with the Texas Oil and Gas Assets and the Panhandle Oil and Gas Assets, the “Oil and Gas Assets”) and various other related assets (together with the Louisiana Oil and Gas Assets, the “Louisiana Assets,” and together with the Texas Assets and the Panhandle Assets, the “Assets”). The transaction closed on November 16, 2012. The sales price of the Louisiana Assets was $220 million, which was subject to customary adjustments to reflect an economic effective date of August 1, 2012. Forest received $11 million of the sales price as a deposit upon execution of the purchase and sale agreement, $197 million at closing, and $3 million after closing related to Louisiana Assets on which third parties possessed preferential purchase rights and exercised them, for total net proceeds of $211 million. Forest used the net proceeds to reduce borrowings then outstanding under its credit facility.

The following unaudited pro forma condensed consolidated financial statements and explanatory notes present how the condensed consolidated financial statements of Forest may have appeared had the sale of the Panhandle Assets occurred as of September 30, 2013 (with respect to the balance sheet information presented) and had the sales of the Assets occurred as of January 1, 2012 (with respect to the statement of operations information presented).

The unaudited pro forma condensed consolidated financial statements have been derived from and should be read together with the historical consolidated financial statements and the related notes of Forest included in its Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to represent what the results of operations or financial position of Forest would actually have been had the transactions described above occurred on the dates noted above, or to project the results of operations or financial position of Forest for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the transactions and are expected to have a continuing impact on the results of operations of Forest. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made.

FOREST OIL CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2013

	Historical	Pro Forma Adjustments		Pro Forma
	(In Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$2,121	$103,390	(a)	$105,511
Accounts receivable	63,734	—		63,734
Derivative instruments	16,461	—		16,461
Other current assets	8,905	(452)	(b)	8,453
Total current assets	91,221	102,938		194,159
Property and equipment:
Oil and natural gas properties, full cost method of accounting:
Proved, net of accumulated depletion	1,312,337	(542,193)	(c)	770,144
Unproved	187,870	(113,641)	(c)	74,229
Net oil and natural gas properties	1,500,207	(655,834)		844,373
Other property and equipment, net of accumulated depreciation and amortization	13,425	(398)	(d)	13,027
Net property and equipment	1,513,632	(656,232)		857,400
Deferred income taxes	6,221	—		6,221
Goodwill	239,420	(105,345)	(e)	134,075
Derivative instruments	3,039	—		3,039
Other assets	55,784	(9,825)	(f)	45,959
	$1,909,317	$(668,464)		$1,240,853
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$189,362	$—		$189,362
Accrued interest	23,567	(9,852)	(g)	13,715
Derivative instruments	5,467	—		5,467
Deferred income taxes	6,221	—		6,221
Other current liabilities	14,904	(853)	(h)	14,051
Total current liabilities	239,521	(10,705)		228,816
Long-term debt	1,615,322	(815,135)	(i)	800,187
Asset retirement obligations	25,323	(7,470)	(h)	17,853
Derivative instruments	4,134	—		4,134
Other liabilities	88,107	(1,873)	(j)	86,234
Total liabilities	1,972,407	(835,183)		1,137,224
Shareholders’ equity:
Preferred stock, none issued and outstanding	—	—		—
Common stock	11,976	—		11,976
Capital surplus	2,552,707	—		2,552,707
Accumulated deficit	(2,608,289)	190,409	(k)	(2,441,570)
		(23,690)	(l)
Accumulated other comprehensive loss	(19,484)	—		(19,484)
Total shareholders’ equity	(63,090)	166,719		103,629
	$1,909,317	$(668,464)		$1,240,853

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FOREST OIL CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

	Historical	Pro Forma Adjustments		Pro Forma
	(In Thousands, Except Per Share Amounts)
Revenues:
Oil, natural gas, and natural gas liquids sales	$352,856	$(168,903)	(m)	$183,953
Interest and other	326	—		326
Total revenues	353,182	(168,903)		184,279
Costs, expenses, and other:
Lease operating expenses	59,616	(23,750)	(m)	35,866
Production and property taxes	11,912	(4,718)	(m)	7,194
Transportation and processing costs	9,168	(433)	(m)	8,735
General and administrative	42,893	—		42,893
Depreciation, depletion, and amortization	136,320	(62,054)	(n)	74,266
Ceiling test write-down of oil and natural gas properties	—	147,603	(o)	147,603
Interest expense	95,039	(45,208)	(p)	49,831
Realized and unrealized gains on derivative instruments, net	(497)	—		(497)
Other, net	31,488	(1,165)	(q)	30,323
Total costs, expenses, and other	385,939	10,275		396,214
Loss before income taxes	(32,757)	(179,178)		(211,935)
Income tax	(462)	(64,755)	(r)	(462)
		64,755	(s)
Net loss	$(32,295)	$(179,178)		$(211,473)

Basic loss per common share	$(.28)			$(1.82)
Diluted loss per common share	(.28)			(1.82)

Weighted average shares outstanding:
Basic	115,979			115,979
Diluted	115,979			115,979

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FOREST OIL CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012

	Historical	Pro Forma Adjustments		Pro Forma
	(In Thousands, Except Per Share Amounts)
Revenues:
Oil, natural gas, and natural gas liquids sales	$605,523	$(414,618)	(m)	$190,905
Interest and other	136	—		136
Total revenues	605,659	(414,618)		191,041
Costs, expenses, and other:
Lease operating expenses	108,027	(70,385)	(m)	37,642
Production and property taxes	34,249	(25,221)	(m)	9,028
Transportation and processing costs	14,633	(2,745)	(m)	11,888
General and administrative	59,262	—		59,262
Depreciation, depletion, and amortization	280,458	(166,809)	(n)	113,649
Ceiling test write-down of oil and natural gas properties	992,404	93,543	(o)	1,085,947
Impairment of properties	79,529	—		79,529
Interest expense	141,831	(67,931)	(p)	73,900
Realized and unrealized gains on derivative instruments, net	(72,646)	—		(72,646)
Other, net	83,406	(5,021)	(q)	78,385
Total costs, expenses, and other	1,721,153	(244,569)		1,476,584
Loss before income taxes	(1,115,494)	(170,049)		(1,285,543)
Income tax	173,437	(61,405)	(r)	173,437
		61,405	(s)
Net loss	$(1,288,931)	$(170,049)		$(1,458,980)

Basic loss per common share	$(11.21)			$(12.69)
Diluted loss per common share	(11.21)			(12.69)

Weighted average shares outstanding:
Basic	114,958			114,958
Diluted	114,958			114,958

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FOREST OIL CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND DECEMBER 31, 2012

Note 1   Basis of Presentation

The accompanying unaudited pro forma condensed consolidated balance sheet and related explanatory notes present how the balance sheet of Forest may have appeared had the sale of certain oil and gas properties located in the Texas Panhandle Area (the “Panhandle Oil and Gas Assets”) and various other related assets (together with the Panhandle Oil and Gas Assets, the “Panhandle Assets”) occurred as of September 30, 2013. The actual sale of the Panhandle Assets closed on November 25, 2013. The accompanying unaudited pro forma condensed consolidated statements of operations and related explanatory notes present how the statements of operations of Forest may have appeared had the sale of (i) the Panhandle Assets, (ii) certain oil and gas properties located in the State of Texas (the “Texas Oil and Gas Assets”) and various other related assets (together with the Texas Oil and Gas Assets, the “Texas Assets”), and (iii) certain oil and gas properties located in the State of Louisiana (the “Louisiana Oil and Gas Assets,” and together with the Texas Oil and Gas Assets and the Panhandle Oil and Gas Assets, the “Oil and Gas Assets”) and various other related assets (together with the Louisiana Oil and Gas Assets, the “Louisiana Assets”, and together with the Texas Assets and the Panhandle Assets, the “Assets”) occurred as of January 1, 2012. The actual sale of the Texas Assets closed on February 15, 2013 and the actual sale of the Louisiana Assets closed on November 16, 2012.

Following are descriptions of certain columns included in the accompanying unaudited pro forma condensed consolidated financial statements:

Historical—Represents the historical condensed consolidated balance sheet of Forest as of September 30, 2013, the historical condensed consolidated statement of operations of Forest for the nine months ended September 30, 2013, and the historical condensed consolidated statement of operations of Forest for the year ended December 31, 2012.

Pro Forma Adjustments—Represents the adjustments to the historical condensed consolidated financial statements necessary to arrive at the pro forma financial position of Forest as of September 30, 2013, as if the sale of the Panhandle Assets occurred as of September 30, 2013, and the pro forma results of operations of Forest for the nine months ended September 30, 2013 and the year ended December 31, 2012, as if the sales of the Assets occurred as of January 1, 2012.

Note 2    Pro Forma Adjustments for the Sales of Assets

Condensed Consolidated Balance Sheet

(a)
To record excess cash remaining after using a portion of the total net proceeds of $944 million from the sale of the Panhandle Assets to redeem $700 million aggregate principal amount of the 7½% Notes and 7¼% Notes and to repay the outstanding balance on the credit facility. The assumed September 30, 2013 redemption of the 7½% Notes and 7¼% Notes required $726 million in cash, including a $16 million call premium and $10 million of accrued interest.

(b)	To eliminate materials and supplies inventory included in the Panhandle Assets.

(c)
To record the credit to capitalized oil and gas property costs to reflect the sale of the Panhandle Oil and Gas Assets. The sale of the Panhandle Oil and Gas Assets significantly altered the relationship between capitalized costs and proved reserves since the Panhandle Oil and Gas Assets comprised more than 25% of Forest’s total proved reserves. As such, Forest recognized a gain on the sale, instead of accounting for the sale as an adjustment of capitalized costs with no gain or loss recorded, as is typically done under the full cost method of accounting for dispositions of oil and gas properties comprising less than 25% of total proved reserves.

(d)	To eliminate other property and equipment included in the Panhandle Assets.

(e)	To allocate a portion of goodwill to the Panhandle Assets sale in determining the gain recorded.

(f)
To eliminate $8 million of unamortized debt issue costs associated with the 7½% Notes and 7¼% Notes, which were partially redeemed using a portion of the total net proceeds from the Panhandle Assets sale, and to eliminate gas balancing receivables totaling $2 million included in the Panhandle Assets.

(g)	To eliminate a portion of the accrued interest associated with the 7½% Notes and 7¼% Notes, which were partially redeemed using a portion of the total net proceeds from the Panhandle Assets sale.

(h)	To eliminate the asset retirement obligations associated with the Panhandle Oil and Gas Assets.

(i)
To eliminate $700 million in principal of the 7½% Notes and 7¼% Notes, a portion of the unamortized original issuance premium related to the 7¼% Notes, and the outstanding credit facility balance of $115 million.

(j)	To eliminate gas balancing payables of $2 million included in the Panhandle Assets.

(k)	To record the balance sheet impact of the $190 million gain on the Panhandle Assets sale.

(l)
To record the loss on debt redemption, consisting of a $16 million call premium and the write-off of $8 million of unamortized debt issue costs and original issuance premium, which would be recorded to the statement of operations in connection with the Panhandle Assets sale and resulting redemption of $700 million aggregate principal of 7½% Notes and 7¼% Notes.

As discussed in Forest’s Annual and Quarterly Reports on Forms 10-K and 10-Q for the periods ended December 30, 2012 and September 30, 2013, respectively, Forest has placed a full valuation allowance against its deferred tax assets. Since Forest had a full valuation allowance against its deferred tax assets at September 30, 2013, the tax impact of the pro forma adjustments to earnings, as discussed in (k) and (l) above, nets to zero, with the full amount of the pro forma adjustments to earnings showing in accumulated deficit.

The gain on the Panhandle Assets sale and the loss on debt redemption are not included as pro forma adjustments in the condensed consolidated statements of operations since they are nonrecurring items.

Condensed Consolidated Statements of Operations

(m)	To eliminate the revenues and direct operating expenses associated with the Oil and Gas Assets.

(n)
To adjust (i) depletion to give effect to the reduction in the pro forma full cost pool, total estimated proved reserves, and production volumes as a result of the sale of the Oil and Gas Assets and (ii) depreciation to give effect to the reduction in other property and equipment included in the Texas Assets and the Panhandle Assets.

(o)
To adjust the ceiling test write-down of oil and natural gas properties to give effect to the reduction in the pro forma future net revenues from estimated production of proved oil and natural gas reserves, properties not being amortized, and capitalized costs used in the ceiling test calculations as a result of the sale of the Oil and Gas Assets.

(p)
To adjust interest expense primarily to give effect to the redemption of (i) $700 million aggregate principal amount of 7½% Notes and 7¼% Notes using a portion of the net proceeds from the Panhandle Assets sale and (ii) $300 million principal amount of 8½% Notes using the net proceeds from the Texas Assets sale. The reductions related to the 7½% Notes redemption were $16 million and $6 million for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively, including interest expense on the $278 million principal amount redeemed and amortization of debt issue costs. The reductions related to the 7¼% Notes redemption were $23 million and $31 million for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively, including interest expense on the $422 million principal amount redeemed and amortization of debt issue costs and original issuance premium. The reductions related to the 8½% Notes redemption were $6 million and $30 million for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively, including interest expense on the $300 million principal amount redeemed and amortization of debt issue costs and original issuance discount.

(q)	To eliminate accretion expense attributable to asset retirement obligations associated with the Oil and Gas Assets.

(r)	To adjust income tax expense for the effects of the pro forma adjustments at statutory rates.

(s)
To adjust income tax expense to give effect to the change in the valuation allowance that would have been required associated with the pro forma change in income before income taxes. As discussed in Forest’s Annual and Quarterly Reports on Forms 10-K and 10-Q for the periods ended December 31, 2012 and September 30, 2013, respectively, Forest has placed a full valuation allowance against its deferred tax assets.

Note 3 Pro Forma Loss Per Share

The following reconciles pro forma net loss as reported in the unaudited pro forma condensed consolidated statements of operations to pro forma net loss used for calculating pro forma basic and diluted loss per share for the periods presented.

	Nine Months Ended	Year Ended
	September 30, 2013	December 31, 2012
	(In Thousands)
Pro forma net loss	$(211,473)	$(1,458,980)
Less: pro forma net loss attributable to participating securities	—	—
Pro forma net loss for basic and diluted loss per share	$(211,473)	$(1,458,980)

The following reconciles basic weighted average common shares outstanding to diluted weighted average common shares outstanding for the periods presented.

	Nine Months Ended	Year Ended
	September 30, 2013	December 31, 2012
	(In Thousands)
Weighted average common shares outstanding during the period for pro forma basic loss per share	115,979	114,958
Dilutive effects of potential common shares	—	—
Weighted average common shares outstanding during the period, including the effects of dilutive potential common shares, for pro forma diluted loss per share	115,979	114,958